 OCM MUTUAL FUND 485BPOS
Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of OCM Mutual Fund and to the use of our report dated January 27, 2025 on the financial statements and financial highlights of the OCM Gold Fund, a series of shares of OCM Mutual Fund. Such appearing in Form N-CSR for the year ended November 30, 2024, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 28, 2025